Exhibit 15.1

To the Stockholders and Board of Directors of

AutoZone, Inc.

We are aware of the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-139559) pertaining to the AutoZone, Inc. 2006 Stock Option Plan

Registration Statement (Form S-8 No. 333-103665) pertaining to the AutoZone, Inc. 2003 Director Compensation Award Plan

Registration Statement (Form S-8 No. 333-42797) pertaining to the AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan

Registration Statement (Form S-8 No. 333-88241) pertaining to the AutoZone, Inc. Amended and Restated Director Compensation Plan

Registration Statement (Form S-8 No. 333-75140) pertaining to the AutoZone, Inc. Executive Stock Purchase Plan

Registration Statement (Form S-8 No. 333-171186) pertaining to the AutoZone, Inc. 2011 Equity Incentive Award Plan

Registration Statement (Form S-3ASR No. 333-180768) pertaining to a shelf registration to sell debt securities

Registration Statement (Form S-3ASR No. 333-203439) pertaining to a shelf registration to sell debt securities

Registration Statement (Form S-3ASR No. 333-230719) pertaining to a shelf registration to sell debt securities

Registration Statement (Form S-8 No. 333-251506) pertaining to the AutoZone, Inc. 2020 Omnibus Incentive Award Plan

Registration Statement (Form S-3ASR No. 333-266209) pertaining to a shelf registration to sell debt securities;

and in the related Prospectuses of our report dated December 18, 2023, relating to the unaudited condensed consolidated interim financial statements of AutoZone, Inc. that are included in its Form 10-Q for the quarter ended November 18, 2023.

/s/ Ernst & Young LLP

Memphis, Tennessee

December 18, 2023